Exhibit 10.1

SECOND AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of June 8, 2007, is by and among SI INTERNATIONAL, INC., a Delaware corporation (the “Parent Borrower”), those Domestic Subsidiaries of the Parent Borrower identified as a “Subsidiary Borrower” on the signature pages hereto (individually a “Subsidiary Borrower” and collectively the “Subsidiary Borrowers”; the Subsidiary Borrowers, together with the Parent Borrower, individually a “Borrower” and collectively the “Borrowers”), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Borrowers, the lenders party thereto (the “Lenders”), and the Administrative Agent have entered into that certain Amended and Restated Credit Agreement, dated as of February 9, 2005 (as previously amended and modified and as further amended, modified, restated or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement unless defined herein);

WHEREAS, the Borrowers have requested certain amendments to the Credit Agreement as more fully set forth herein; and

WHEREAS, the Required Lenders and the Second Amendment Term Loan Lenders (as hereinafter defined) have agreed to amend the Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.1          Definitions.

(a)           Amended Definition.  The definition of Permitted Acquisition set forth in Section 1.1 shall be amended by inserting the words “(x) the LOGTEC Acquisition and (y)” after the words “shall mean” and before the words “an acquisition or any series of related ... .”.

(b)           Replaced Definitions.  The following definitions set forth in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

 “New Term Loan Commitment Percentage” shall mean, for any New Term Loan Lender, the percentage identified as its New Term Loan Commitment Percentage in its Lender Commitment Letter.

 “New Term Loan Lender” shall have the meaning set forth in Section 2.2A(a).

(c)           New Definitions:  The following new definitions are added to Section 1.1 of the Credit Agreement in alphabetical order:

“First Amendment Term Loan” shall have the meaning set forth in Section 2.2A(a).

“First Amendment Term Loan Commitment Percentage” shall mean, for any First Amendment Term Loan Lender, the percentage identified as its New Term Loan Commitment Percentage in its Lender Consent.

“First Amendment Term Loan Committed Amount” shall have the meaning set forth in Section 2.2A(a).

“First Amendment Term Loan Lender” shall mean any Lender providing a portion of the First Amendment Term Loan.

“Lender Commitment Letter” shall mean, with respect to any Lender, the letter (or other correspondence) to such Lender from the Administrative Agent notifying such Lender of its Second Amendment Term Loan Commitment Percentage and/or its New Term Loan Commitment Percentage, as applicable.

“LOGTEC” shall mean LOGTEC, Inc., an Ohio corporation.

“LOGTEC Acquisition” shall mean the acquisition of LOGTEC pursuant to the LOGTEC Acquisition Documents.

“LOGTEC Acquisition Documents” shall mean the LOGTEC Stock Purchase Agreement and each other agreement executed and delivered to the stockholders of LOGTEC by the Borrowers in connection with the consummation of the LOGTEC Acquisition, each as amended, modified or supplemented.

“Second  Amendment Effective Date” shall mean June 8, 2007.

“Second Amendment Term Loan” shall have the meaning set forth in Section 2.2A(a).

“Second Amendment Term Loan Commitment Percentage” shall mean, for any Term Loan Lender, the percentage identified as its Second Amendment Term Loan Commitment Percentage in its Lender Commitment Letter, or in the Commitment Transfer Supplement pursuant to which such Lender became a Lender hereunder, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(c).

“Second Amendment Term Loan Committed Amount” shall have the meaning set forth in Section 2.2A(a).

“Second Amendment Term Loan Lender” shall mean any Lender providing a portion of the Second Amendment Term Loan.

1.2          New Term Loan.  Section 2.2A(a) and (b) is hereby amended and restated in its entirety to read as follows:

Section 2.2A         New Term Loan Facility.

(a)           New Term Loan.  Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, (i) each First Amendment Term Loan Lender severally, but not jointly, agrees to make available to the Borrowers on the First Amendment Effective Date such First Amendment Term Loan Lender’s First Amendment Term Loan Commitment Percentage of a term loan in Dollars (the “First Amendment Term Loan”) in the aggregate principal amount of ONE HUNDRED TWENTY-NINE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($129,250,000) (the “First Amendment Term Loan Committed Amount”) and (ii) each Second Amendment Term Loan Lender (together with the First Amendment Term Loan Lenders, each a “New Term Loan Lender”) severally, but not jointly, agrees to make available to the Borrowers on the Second Amendment Effective Date such Second Amendment Term Loan Lender’s Second Amendment Term Loan Commitment Percentage of a term loan in Dollars (the “Second Amendment Term Loan” and together with the First Amendment Term Loan, the “New Term Loan”) in the aggregate principal amount of TWENTY-FIVE MILLION DOLLARS ($25,000,000) (the “Second Amendment Term Loan Committed Amount” and together with the First Amendment Term Loan Committed Amount, the “New Term Loan Committed Amount”) in each case for the purposes set forth in Section 3.11.  The New Term Loan may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Parent Borrower may request; provided, however, the New Term Loan made on the First Amendment Effective Date and/or the Second Amendment Effective Date, as applicable, may consist of LIBOR Rate Loans if the Parent Borrower requests such LIBOR Rate Loan in writing on the third Business Day prior to the First Amendment Effective Date and/or the Second Amendment Effective Date, as applicable, and delivers a funding indemnity letter acceptable to the Administrative Agent on or prior to such third Business Day.  Amounts repaid on the New Term Loan may not be reborrowed.  For the avoidance of doubt, the First Amendment Term Loan shall replace and refinance the Initial Term Loan, and the Initial Term Loan, and all obligations thereunder (other than indemnification obligations that pursuant to the express terms of the Credit Documents survive the termination of the Initial Term Loan), shall be terminated upon the borrowing of the First Amendment Term Loan and the immediate repayment of the Initial Term Loan with the proceeds thereof.

(b)           Repayment of New Term Loan.  The principal amount of the New Term Loan shall be repaid in consecutive quarterly installments as follows:

Principal Amortization Payment Date	New Term Loan Principal Amortization Payment
June 30, 2007	$250,904
September 30, 2007	$250,904
December 31, 2007	$250,904
March 31, 2008	$250,904
June 30, 2008	$250,904
September 30, 2008	$250,904
December 31, 2008	$250,904
March 31, 2009	$250,904
June 30, 2009	$250,904
September 30, 2009	$250,904
December 31, 2009	$250,904
March 31, 2010	$250,904
June 30, 2010	$250,904
September 30, 2010	$250,904
December 31, 2010	$250,904
Term Loan Maturity Date	The remaining unpaid principal amount of the New Term Loan

ARTICLE II
CONDITIONS TO EFFECTIVENESS

2.1          Closing Conditions.  This Amendment shall become effective as of the Second Amendment Effective Date upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):

(a)           Executed Documents.  Receipt by the Administrative Agent of (i) counterparts of this Amendment executed by a duly authorized officer of each party hereto, (ii) for the account of each Second Amendment Term Loan Lender requesting a Term Note, a Term Note, and (iii) executed consents, in substantially the form of Exhibit

A attached hereto, from the Second Amendment Term Loan Lenders and the Required Lenders authorizing the Administrative Agent to enter into this Amendment on their behalf.  The delivery by the Administrative Agent of its signature page to this Amendment shall constitute conclusive evidence that the consents from the Second Amendment Term Loan Lenders and the Required Lenders have been obtained.

(b)           Authority Documents.  Receipt by the Administrative Agent of:

(i)            Borrower Certificates. A certificate for each Borrower, certified by an officer of such Borrower as of the Second Amendment Effective Date, certifying that the (i) articles of incorporation, partnership agreement or other charter documents of such Borrower, (ii) resolutions of the board of directors or other comparable governing body of such Borrower authorizing the execution and delivery hereof, and (iii) the bylaws or other operating agreement of such Borrower, which were delivered to the Administrative Agent in connection with the closing of the Credit Agreement, have not been rescinded or modified, have been in full force and effect since the Closing Date and are in full force and effect as of the Second Amendment Effective Date.

(ii)           Good Standing.  Copies of certificates of good standing, existence or its equivalent with respect to each Borrower, other than certificates of good standing, existence or its equivalent for the Borrowers set forth on Schedule 1 attached hereto in their respective jurisdictions set forth on Schedule 1 attached hereto (the “Post-Closing Good Standing Certificates”), certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect.

(iii)          Incumbency.  An incumbency certificate of each Borrower certified by a secretary or assistant secretary of such Borrower to be true and correct as of the Second Amendment Effective Date.

(c)           Consents.  The Administrative Agent shall have received evidence that all governmental, shareholder and material third party consents and approvals necessary in connection with the LOGTEC Acquisition and this Amendment have been obtained and all applicable waiting periods have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on the LOGTEC Acquisition or this Amendment or that could seek to threaten any of the foregoing.

(d)           LOGTEC Acquisition.  The LOGTEC Acquisition Documents shall be reasonably satisfactory to the Administrative Agent and all conditions to closing the LOGTEC Acquisition shall be fulfilled in accordance with the terms of the LOGTEC Acquisition Documents without any material amendment or waiver thereof except as approved by the Administrative Agent.

(e)           Bankruptcy.  There shall be no bankruptcy or insolvency proceedings with respect to any Borrower or LOGTEC.

(f)            Material Adverse Effect.  Since December 31, 2006, (i) no Material Adverse Effect shall have occurred and (ii) no material adverse effect shall have occurred on the business, operations, property or financial condition of LOGTEC.

(g)           Litigation.  There shall not exist any material pending litigation, investigation, bankruptcy or insolvency, injunction, order or claim with respect to any Borrower or LOGTEC, the LOGTEC Acquisition, this Amendment or any of the other Credit Documents, that has not been settled, dismissed, vacated, discharged or terminated prior to the Second Amendment Effective Date.

(h)           Solvency Certificate.  The Administrative Agent shall have received an officer’s certificate prepared by the chief financial officer of the Parent Borrower as to the financial condition, solvency and related matters of each Borrower and LOGTEC, in each case after giving effect to the LOGTEC Acquisition and the Second Amendment Term Loan, in substantially the form of Schedule 4.1-3 to the Credit Agreement.

(i)            Legal Opinions of Counsel.  The Administrative Agent shall have received opinions of legal counsel for the Borrowers, dated the Second Amendment Effective Date and addressed to the Administrative Agent and the Lenders, which opinions shall provide, among other things, that this Amendment has been duly authorized, executed and delivered by each of the Borrowers, this Amendment is a valid, binding and enforceable obligation of the Borrowers and the execution and delivery of this Amendment by the Borrowers and the consummation of the transactions contemplated hereby will not violate the corporate instruments and Material Contracts of the Borrowers, and shall otherwise be in form and substance acceptable to the Administrative Agent.

(j)            Projections; Officer’s Certificate.  The Administrative Agent shall have received from the Parent Borrower updated financial projections (giving effect to the LOGTEC Acquisition) and an officer’s certificate, in each case in form and substance reasonably satisfactory to the Administrative Agent, demonstrating that, after giving effect to the Amendment and the incurrence of the Second Amendment Term Loan, the Borrowers will be in compliance with the financial covenants set forth in Section 5.9 of the Credit Agreement.

(k)           Fees and Expenses.  The Borrower shall have paid in full (i) all fees set forth in that certain Fee Letter dated May 29, 2007 and (ii) all reasonable out-of-pocket fees and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation, the reasonable fees and expenses of Moore & Van Allen PLLC, which shall not exceed $30,000.

(l)            Miscellaneous.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE III
COVENANTS

3.1          LOGTEC Covenants.  Immediately after the closing of the LOGTEC Acquisition, but in any event within thirty (30) days of the Second Amendment Effective Date, Borrowers shall, and shall cause LOGTEC to, deliver to the Administrative Agent the following:

(a)           Executed Documents.  Counterparts of a Joinder Agreement executed by duly authorized officers of LOGTEC, the Parent Borrower and the Administrative Agent (the “LOGTEC Joinder Agreement”).

(b)           Authority Documents.

(i)            Borrower Certificates.  A certificate for LOGTEC, certified by an officer of LOGTEC as of the date of the LOGTEC Joinder Agreement, certifying that the (i) articles of incorporation, partnership agreement or other charter documents of LOGTEC, (ii) resolutions of the board of directors or other comparable governing body of LOGTEC authorizing the execution and delivery of the LOGTEC Joinder Agreement, and (iii) the bylaws or other operating agreement of LOGTEC, which were delivered to the Administrative Agent in connection with the closing of the LOGTEC Joinder Agreement, have not been rescinded or modified, and are in full force and effect as of the date of the LOGTEC Joinder Agreement.

(ii)           Good Standing.  Copies of certificates of good standing, existence or its equivalent with respect to LOGTEC certified as of a recent date by the appropriate Governmental Authorities of its state of incorporation and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect.

(iii)          Incumbency.  An incumbency certificate of LOGTEC certified by a secretary or assistant secretary of LOGTEC to be true and correct as of the Second Amendment Effective Date.

(c)           Collateral Documentation. With respect to LOGTEC, the documentation contemplated by Sections 4.1(d), (e) and (f) of the Credit Agreement, each in form and substance satisfactory to the Administrative Agent.

(d)           Legal Opinion of Counsel.  An opinion of legal counsel for LOGTEC, dated the date of the LOGTEC Joinder Agreement and addressed to the Administrative Agent and the Lenders, which opinion shall provide, among other things, that the LOGTEC Joinder Agreement has been duly authorized, executed and delivered by LOGTEC, the LOGTEC Joinder Agreement is a valid, binding and enforceable obligation of LOGTEC and the execution and delivery of the LOGTEC Joinder Agreement by LOGTEC and the consummation of the transactions contemplated thereby will not violate the corporate instruments and Material Contracts of LOGTEC, and shall otherwise be in form and substance acceptable to the Administrative Agent and the Lenders.

3.2          Post-Closing Good Standing Certificates.  Within fifteen (15) days of the Second Amendment Effective Date (or such extended period of time as agreed to by the Administrative Agent), the Borrowers shall have delivered the Post-Closing Good Standing Certificates to the Administrative Agent, certified as of a recent date by the appropriate Governmental Authorities of the applicable jurisdictions.

ARTICLE IV
LENDER JOINDER

4.1          Lender Joinder.  Each Second Amendment Term Loan Lender (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 3.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (b) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (d) agrees that, as of the Second Amendment Effective Date, it shall (i) be a party to the Credit Agreement and the other Credit Documents, (ii) be a “Lender” for all purposes of the Credit Agreement and the other Credit Documents, (iii) perform all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender under the Credit Agreement and (iv) shall have the rights and obligations of a Lender under the Credit Agreement and the other Credit Documents.

ARTICLE V
MISCELLANEOUS

5.1          Amended Terms.  On and after the Second Amendment Effective Date, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

5.2          Reaffirmation of Representations and Warranties.  The Borrowers hereby affirm that (a) the representations and warranties set forth in the Credit Agreement and the other Credit Documents (i) that contain a materiality qualification shall be true and correct as of the date hereof (except for those which expressly relate to an earlier date) and (ii) that do not contain a materiality qualification shall be true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date); provided that it is acknowledged and agreed that Zen Technology, Inc. (A) is not in good standing as of the date hereof but shall be in good standing in accordance with Section 3.2 hereof, (B) shall not receive any of the proceeds of the Second Amendment Term Loan and (C) shall be renamed SI International Zen Technology, Inc. (or such other name as notified to the Administrative Agent), (b) no Default or Event of Default exists on and as of the date hereof and after giving effect to this Amendment, (c) the execution and delivery by each of the Borrowers of this Amendment and the performance by each of the Borrowers of its agreements and obligations under this Amendment and the Credit Agreement (i) are within the corporate power of each of the Borrowers, (ii) have been duly authorized by all necessary corporate proceedings of each of the Borrowers, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrowers is subject or any judgment, order, writ, injunction, license or permit applicable to any Borrower, and (iv) do not conflict with the terms of any provision of the articles of incorporation or other charter document and the bylaws of any Borrower, or any material agreement or other material instrument binding upon, any Borrower, (d) this Amendment and the other Credit Documents constitute the legal, valid and binding obligations of the Borrowers party hereto and thereto, enforceable against them in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and (e) the articles of incorporation or other charter document and the bylaws of each of Borrowers have not been amended or modified since the Closing Date.

5.3          Reaffirmation of Liens/Obligations.  Each Borrower (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Credit Documents and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Borrower’s obligations under the Credit Agreement or the other Credit Documents. Each Borrower affirms the Liens and security interests created and granted by it in the Credit Documents (including, but not limited to, the Pledge Agreement, the Security Agreement and the Mortgage Instruments) and agrees that this Amendment shall in no manner adversely affect or impair such Liens and security interests.  Each of the Borrowers acknowledges and agrees that as of the date hereof it has no claims, counterclaims, offsets or defenses to the Credit Documents and the performance of such Borrower’s obligations thereunder or if such Borrower did have any such claims, counterclaims, offsets or defenses to the Credit Documents or such obligations, the same are hereby waived, relinquished and released in consideration of the requisite Lenders’ execution and delivery of this Amendment.  Each Borrower hereby releases the Administrative Agent and the Lenders, and their respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, to the extent that any of the foregoing arises from any action or failure to act on or prior to the date hereof.

5.4          Credit Document; No Other Changes.  This Amendment shall constitute a Credit Document.  Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect.

5.5          Counterparts; Delivery by Facsimile.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and together shall constitute the same agreement.  It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.  Delivery of an executed counterpart to this Amendment by facsimile shall be effective as an original and shall constitute a representation that an original will be delivered.

5.6          Governing Law, Etc.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA WITHOUT GIVING EFFECT TO ANY SUCH LAW THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NORTH CAROLINA TO THIS AMENDMENT.  The consent to jurisdiction, service of process, and waivers of jury trial and consequential damages provisions set forth in Sections 9.14 and 9.17 of the Credit Agreement are hereby incorporated by references, mutatis mutandis.

5.7          Entirety.  This Amendment and the other Credit Documents embody the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

5.8          No Actions, Claims, Etc.  As of the date hereof, each of the Borrowers hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, by it against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act, under the Credit Agreement on or prior to the date hereof.

5.9          Further Assurances.  The Borrowers agree to promptly take such reasonable action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

SI INTERNATIONAL, INC.
SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

PARENT BORROWER:	SI INTERNATIONAL, INC.,
a Delaware corporation

	By:	/s/ Thomas E. Dunn
	Name:	Thomas E. Dunn
	Title:	Executive Vice President, Chief
Financial Officer and Treasurer

SUBSIDIARY BORROWERS:	SI INTERNATIONAL APPLICATION DEVELOPMENT, INC.,
a Maryland corporation

	By:	/s/ Thomas E. Dunn
	Name:	Thomas E. Dunn
	Title:	Chief Financial Officer and Treasurer

SI INTERNATIONAL CONSULTING, INC.,
a Delaware corporation

By:	/s/ Thomas E. Dunn
Name:	Thomas E. Dunn
Title:	Chief Financial Officer and Treasurer

SI INTERNATIONAL, INC.
SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

SI INTERNATIONAL LEARNING, INC.,
a Maryland corporation

By:	/s/ Thomas E. Dunn
Name:	Thomas E. Dunn
Title:	Chief Financial Officer and Treasurer

MATCOM INTERNATIONAL CORP.,
a Delaware corporation

By:	/s/ Thomas E. Dunn
Name:	Thomas E. Dunn
Title:	Chief Financial Officer and Treasurer

SI INTERNATIONAL TECHNOLOGY SERVICES, INC.
f/k/a Materials, Communication and Computers, Inc.,
a North Carolina corporation

By:	/s/ Thomas E. Dunn
Name:	Thomas E. Dunn
Title:	Chief Financial Officer and Treasurer

BRIDGE TECHNOLOGY CORPORATION,
a Virginia corporation

By:	/s/ Thomas E. Dunn
Name:	Thomas E. Dunn
Title:	Chief Financial Officer and Treasurer

SHENANDOAH ELECTRONIC INTELLIGENCE, INC.,
a Virginia corporation

By:	/s/ Thomas E. Dunn
Name:	Thomas E. Dunn
Title:	Chief Financial Officer and Treasurer

SI INTERNATIONAL SEIT, INC. f/k/a SEI TECHNOLOGY, INC.,
a Virginia corporation

By:	/s/ Thomas E. Dunn
Name:	Thomas E. Dunn
Title:	Chief Financial Officer and Treasurer

SI INTERNATIONAL, INC.
SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ZEN TECHNOLOGY, INC.,
a Virginia corporation

By:	/s/ Thomas E. Dunn
Name:	Thomas E. Dunn
Title:	Executive Vice President, Chief
Financial Officer and Treasurer

SI INTERNATIONAL, INC.
SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent on behalf of itself and the other Lenders

	By:	/s/ Robert Sevin
	Name:	Robert Sevin
	Title:	Director

SCHEDULE 1

POST-CLOSING GOOD STANDING CERTIFICATES

	Company	Jurisdiction

A)	SI International, Inc.	Virginia

B)	SI International Consulting, Inc.	Virginia

C)	SI International Learning, Inc.	Virginia

D)	SI International SEIT, Inc.	Virginia

E)	SI International Technology Services, Inc.	Virginia

F)	Zen Technology, Inc.	Virginia

EXHIBIT A
FORM OF LENDER CONSENT

See attached.

LENDER CONSENT TO SECOND AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT

This Lender Consent is given pursuant to the Amended and Restated Credit Agreement, dated as of February 9, 2005 (as previously amended and modified, the “Credit Agreement”; and as amended by the Amendment (as defined below), the “Amended Credit Agreement”), by and among SI INTERNATIONAL, INC., a Delaware corporation, (the “Parent Borrower”), those Domestic Subsidiaries of the Parent Borrower from time to time party thereto (the “Subsidiary Borrowers”), the Lenders from time to time party thereto and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).  Capitalized terms used herein shall have the meanings ascribed thereto in the Amended Credit Agreement unless otherwise defined herein.

The undersigned hereby approves the amendment of the Credit Agreement effected by the Second Amendment to Amended and Restated Credit Agreement to be dated on or about June 8, 2007, by and among the Parent Borrower, the Subsidiary Borrowers and the Administrative Agent (the “Amendment”) and authorizes the Administrative Agent to execute and deliver the Amendment on its behalf (and, by its execution below, the undersigned agrees to be bound by the terms and conditions of the Amendment and the Amended Credit Agreement).

A duly authorized officer of the undersigned has executed this Lender Consent as of the ___ day of _____, 2007.

,
as a Lender

By:
Name:
Title: